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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF ATLANTIC PREMIUM BRANDS, LTD.


          NAME OF SUBSIDIARY                  JURISDICTION OF INCORPORATION
---------------------------------------   --------------------------------------

Carlton Foods Corp.                                      Delaware
Grogan's Farm, Inc.                                      Delaware
Potter Sausage Co.                                       Delaware
Prefco Corp.                                             Delaware
  (also does business as Blue Ribbon)
Richards Cajun Foods Corp.                               Delaware
Texas Traditions, Inc.                                   Delaware